EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in the registration statements of IMS Health Incorporated ("accounting successor to Cognizant Corporation") on Forms S-8 (File Nos. 333-69195, 333-67779 and 333-58361) of our
reports dated February 16, 1999 on our audits of the consolidated financial statements and financial statement schedule of IMS Health Incorporate as of December 31, 1998 and 1997 and for each of the years in the three year period ended December 31, 1998, which reports are incorporated by reference or included in this Form 10-K.


                                                    PricewaterhouseCoopers LLP


New York, New York
February 24, 1999